Exhibit 99.1

                  JoS. A. Bank Clothiers Reports 27%
   Increase in Third Quarter Earnings Per Share; Management to Hold
                        Conference Call Today


    HAMPSTEAD, Md.--(BUSINESS WIRE)--Dec. 13, 2007--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: JOSB) announces that earnings for the third quarter of fiscal 2007 increased 27% to $0.38 per share, as compared to $0.30 per share for the third quarter of fiscal 2006. Net income in the third quarter of fiscal 2007 was $7.1 million, as compared to $5.5 million in the third quarter of fiscal 2006. The third quarter of fiscal 2007 ended November 3, 2007; the third quarter of fiscal 2006 ended October 28, 2006.

    Comparing the nine fiscal months ended November 3, 2007 with the nine fiscal months ended October 28, 2006, earnings increased 28% to $1.28 per share, as compared to $1.00 per share and net income increased to $23.7 million, as compared to $18.3 million.

    A conference call to discuss fiscal 2007 third quarter earnings will be held today at 11:00 a.m. Eastern Time (ET). To join in the call please dial (USA) 800-762-6568 or (International) 480-248-5088 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 2:30 p.m. ET on December 13, 2007 until December 20, 2007 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 897489. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select "Company Information" and "Investor Relations").

    All earnings per share amounts in this news release represent diluted earnings per share.

    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 415 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, higher energy and security costs, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of lease sites for new stores, the ability to source product from its global supplier base, litigations and other competitive factors. Other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended February 3, 2007 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.



                     JOS. A. BANK CLOTHIERS, INC.
                Condensed Consolidated Balance Sheets
                            (In Thousands)
                             (unaudited)


                                     February 3, 2007 November 3, 2007
                                     ---------------- ----------------

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents          $        43,080  $        26,608
  Accounts receivable, net                     5,193           10,403
  Inventories:
    Finished goods                           175,690          214,948
    Raw materials                              7,781           10,099
                                     ---------------- ----------------
    Total inventories                        183,471          225,047
  Prepaid expenses and other current
   assets                                     18,560           20,766
                                     ---------------- ----------------

    Total current assets                     250,304          282,824

NONCURRENT ASSETS:
  Property, plant and equipment, net         117,553          125,493
  Other noncurrent assets                        535              510
                                     ---------------- ----------------
    Total assets                     $       368,392  $       408,827
                                     ================ ================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                   $        41,683  $        56,228
  Accrued expenses                            63,606           58,927
  Deferred tax liability - current             8,453            8,179
                                     ---------------- ----------------
    Total current liabilities                113,742          123,334

NONCURRENT LIABILITIES:
  Long-term debt                                 412              421
  Noncurrent lease obligations                42,053           46,939
  Deferred tax liability -
   noncurrent                                  2,595            1,873
  Other noncurrent liabilities                 1,356            1,690
                                     ---------------- ----------------
    Total liabilities                        160,158          174,257
                                     ---------------- ----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock                                   180              181
  Additional paid-in capital                  78,101           80,776
  Retained earnings                          130,092          153,752
  Accumulated other comprehensive
   losses                                       (139)            (139)
                                     ---------------- ----------------
    Total stockholders' equity               208,234          234,570
                                     ---------------- ----------------
    Total liabilities and
     stockholders' equity            $       368,392  $       408,827
                                     ================ ================


    Note: The foregoing audited and unaudited Condensed Consolidated Balance Sheets are excerpts from our Condensed Consolidated Financial Statements (as of February 3, 2007 and November 3, 2007) and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended November 3, 2007 and the Annual Report on Form 10-K for the fiscal year ended February 3, 2007, which were filed with the Securities and Exchange Commission on December 13, 2007 and April 17, 2007, respectively.



                     JOS. A. BANK CLOTHIERS, INC.
             Condensed Consolidated Statements of Income
             (In Thousands, Except Per Share Information)
                             (unaudited)


                         Three Months Ended       Nine Months Ended
                       ----------------------- -----------------------
                       October 28, November 3, October 28, November 3,
                           2006        2007        2006        2007
                       ----------- ----------- ----------- -----------

Net sales              $  119,511  $  131,304  $  352,274  $  395,115

Cost of goods sold         47,057      47,679     135,770     146,663
                       ----------- ----------- ----------- -----------

Gross Profit               72,454      83,625     216,504     248,452
                       ----------- ----------- ----------- -----------

Operating expenses:
  Sales and marketing      50,796      59,094     147,457     170,015
  General and
   administrative          12,599      13,034      37,254      39,622
                       ----------- ----------- ----------- -----------
Total operating
 expenses                  63,395      72,128     184,711     209,637
                       ----------- ----------- ----------- -----------

Operating income            9,059      11,497      31,793      38,815

Other income
 (expense):
  Interest income              29         396          82       1,374
  Interest expense           (447)        (92)     (1,068)       (285)
                       ----------- ----------- ----------- -----------
Total other income
 (expense)                   (418)        304        (986)      1,089
                       ----------- ----------- ----------- -----------

Income before
 provision for income
 taxes                      8,641      11,801      30,807      39,904
Provision for income
 taxes                      3,133       4,705      12,465      16,244
                       ----------- ----------- ----------- -----------

Net income             $    5,508  $    7,096  $   18,342  $   23,660
                       =========== =========== =========== ===========

Earnings per share:
Net income per share:
  Basic                $     0.31  $     0.39  $     1.02  $     1.31
  Diluted              $     0.30  $     0.38  $     1.00  $     1.28
Weighted average
 shares outstanding:
  Basic                    18,016      18,165      17,967      18,111
  Diluted                  18,330      18,439      18,339      18,419


    Note: The foregoing unaudited Condensed Consolidated Statements of Income are excerpts from our unaudited Condensed Consolidated Financial Statements for the three and nine months ended October 28, 2006 and November 3, 2007 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended November 3, 2007, which was filed with the Securities and Exchange Commission on December 13, 2007.



                     JOS. A. BANK CLOTHIERS, INC.
           Condensed Consolidated Statements of Cash Flows
                            (In Thousands)
                             (Unaudited)


                                             Nine Months Ended
                                     ---------------------------------
                                     October 28, 2006 November 3, 2007
                                     ---------------- ----------------

Cash flows from operating
 activities:
  Net income                         $        18,342  $        23,660
Adjustments to reconcile net income
 to net cash provided by (used in)
 operating activities:
  Depreciation and amortization               11,603           13,753
  Loss on disposals of property,
   plant and equipment                            30              121
  Decrease in deferred taxes                  (1,530)            (996)
  Net increase in operating working
   capital and other components              (41,710)         (36,465)
                                     ---------------- ----------------

    Net cash provided by (used in)
     operating activities                    (13,265)              73
                                     ---------------- ----------------

Cash flows from investing
 activities:
  Capital expenditures                       (20,322)         (19,511)
  Proceeds from disposal of fixed
   assets                                          -              290
                                     ---------------- ----------------

    Net cash used in investing
     activities                              (20,322)         (19,221)
                                     ---------------- ----------------

Cash flows from financing
 activities:
  Borrowings under long-term Credit
   Agreement                                  85,253                -
  Repayments under long-term Credit
   Agreement                                 (68,595)               -
  Proceeds from issuance of long-
   term debt                                     400                -
  Repayment of other long-term debt             (718)               -
  Income tax benefit from exercise
   of stock options                            4,371              807
  Net proceeds from exercise of
   stock options                               7,086            1,869
                                     ---------------- ----------------

    Net cash provided by financing
     activities                               27,797            2,676
                                     ---------------- ----------------

Net decrease in cash and cash
 equivalents                                  (5,790)         (16,472)

Cash and cash equivalents -
 beginning of period                           7,344           43,080
                                     ---------------- ----------------

Cash and cash equivalents - end of
 period                              $         1,554  $        26,608
                                     ================ ================


    Note: The foregoing unaudited Condensed Consolidated Statements of Cash Flows are excerpts from our unaudited Condensed Consolidated Financial Statements for nine months ended October 28, 2006 and November 3, 2007 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended November 3, 2007, which was filed with the Securities and Exchange Commission on December 13, 2007.


    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, MD
             David E. Ullman,
             EVP/CFO,
             410-239-5715
             or
             Investor Relations Information Request Website
             (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=
             irol-inforeq),
             or Voicemail, 410-239-5900
             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com